UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2005

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard

Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 3, 2005, the Board of Directors of Papa John’s International, Inc. (the “Company”) amended its compensation program for non-employee directors (the “Director Compensation Program”), which provides for both cash and equity compensation for services as a director.  Under the Director Compensation Program, as amended, non-employee directors receive an annual retainer of $35,000, paid quarterly ($45,000 for committee chairmen and $50,000 for the chairman of the Audit Committee), a fee of $2,000 for each Board meeting attended in person and $1,000 for participation in a telephonic meeting.  Non-employee Board committee members also receive $1,500 for participating in each committee meeting in person and $750 for participating in each telephonic committee meeting ($1,500 for quarterly telephonic Audit Committee meetings in connection with the Company’s earnings releases).

The Director Compensation Program, as amended, also includes an equity-based component.  At the Company’s annual meeting of stockholders on May 3, 2005, the Company’s stockholders approved an amendment to the 2003 Stock Option Plan for Non-Employee Directors (the “Director Option Plan”), which set the term of stock options granted under the Director Option Plan at five years, with each option to vest fully two years following the grant date.  The Director Option Plan contemplates annual awards of stock options to each non-employee director on the date of each annual meeting, with the number of shares subject to each option set, in accordance with the amendment, in the discretion of the Board or a committee of independent directors from time to time, subject to the maximum aggregate number of shares authorized for issuance under the Director Option Plan, which did not increase pursuant to the amendment.  Grants are prorated for any non-employee director who is elected or appointed on a date other than an annual meeting date.  All stock options granted under the Director Option Plan have an exercise price equal to the fair market value of the Company’s common stock on the grant date.  On May 3, 2005, the Board approved grants of stock options for 8,500 shares, with an exercise price of $36.97, the Nasdaq closing price of the Company’s common stock on that date, to the following persons, who are all of the non-employee directors of the Company:  F. William Barnett, Norborne P. Cole, Jr., Owsley Brown Frazier, Philip Guarascio, Olivia F. Kirtley, Jack Laughery and William M. Street.

The Board may from time to time approve additional cash payments of fees to non-employee directors for Board service involving extraordinary time commitments.  On May 3, 2005, upon the recommendation of directors Philip Guarascio, Olivia F. Kirtley and Wade S. Oney, the Board approved payments of $10,500 each to F. William Barnett, Norborne P. Cole, Jr., Jack Laughery and William M. Street for their three months of service on an ad hoc committee established to oversee a search for a new chief executive officer of the Company.  John H. Schnatter, Founder and Chairman of the Company, also served as chairman of the ad hoc committee but received no additional compensation.  The committee’s work was completed on January 31, 2005, when the Board appointed Nigel Travis as chief executive officer of the Company, effective April 1, 2005.

On May 2, 2005, the Compensation Committee of the Board approved the provision of relocation benefits to William M. Van Epps, the Company’s chief operations officer, for the purpose of relocating his residence to the Louisville, Kentucky area, in a lump-sum amount of $98,000, plus a gross-up payment to cover applicable income taxes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: May 6, 2005	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer